                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-12

                          CLIFTON SAVINGS BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)     Title of each class of securities to which transaction applies:
       N/A
       -------------------------------------------------------------------------
2)     Aggregate number of securities to which transaction applies:
       N/A
       -------------------------------------------------------------------------
3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
       N/A
       -------------------------------------------------------------------------
4)     Proposed maximum aggregate value of transaction:
       N/A
       -------------------------------------------------------------------------
5)     Total Fee paid:
       N/A
       -------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:
             N/A
             -------------------------------------------------------------------
       2)    Form, Schedule or Registration Statement No.:
             N/A
             -------------------------------------------------------------------
       3)    Filing Party:
             N/A
             -------------------------------------------------------------------
       4)    Date Filed:
             N/A
             -------------------------------------------------------------------

                          CLIFTON SAVINGS BANCORP, INC.
                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200



                                  July 6, 2007



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Clifton Savings Bancorp, Inc. We will hold the meeting at the Valley Regency located at 1129 Valley Road, Clifton, New Jersey, on August 9, 2007 at 9:00 a.m., local time.

         The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Beard Miller Company LLP, the Company's independent registered public accountants, will be present to respond to appropriate questions of stockholders.

         It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.

                               Sincerely,

                               /s/ John A. Celentano, Jr.

                               John A. Celentano, Jr.
                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                          CLIFTON SAVINGS BANCORP, INC.
                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TIME AND DATE...............................   9:00 a.m., on Thursday, August 9, 2007.

PLACE.......................................   The Valley Regency, 1129 Valley Road, Clifton, New Jersey.

ITEMS OF BUSINESS...........................   (1)   The election of three directors to serve for a term of
                                                     three years;

                                               (2)   The ratification of the appointment of Beard Miller
                                                     Company LLP as independent registered public
                                                     accountants for the Company for the fiscal year ending
                                                     March 31, 2008; and

                                               (3)   Such other business that may properly come before
                                                     the meeting. Note: The Board of Directors is not
                                                     aware of any other business to come before the meeting.

RECORD DATE.................................   In order to vote, you must have been a stockholder at the
                                               close of business on June 29, 2007.

PROXY VOTING................................   It is important that your shares be represented and voted at the meeting. Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly
                                               in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.


                                               BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Walter Celuch

                                               Walter Celuch
                                               PRESIDENT AND CORPORATE SECRETARY

Clifton, New Jersey
July 6, 2007

NOTE: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                          CLIFTON SAVINGS BANCORP, INC.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Clifton Savings Bancorp, Inc. ("Clifton Savings Bancorp" or the "Company") to be used at the annual meeting of stockholders of the Company. Clifton Savings Bancorp is the holding company for Clifton Savings Bank, S.L.A. ("Clifton Savings" or the "Bank") and the majority-owned subsidiary of Clifton MHC. The annual meeting will be held at the Valley Regency located at 1129 Valley Road, Clifton, New Jersey on August 9, 2007 at 9:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed on or about July 6, 2007 to stockholders of record.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE AT THE MEETING

         You are entitled to vote your shares of Clifton Savings Bancorp common stock only if the records of the Company show that you held your shares as of the close of business on June 29, 2007. As of the close of business on June 29, 2007, a total of 28,465,464 shares of Clifton Savings Bancorp common stock were outstanding, including 16,791,758 shares of common stock held by Clifton MHC. Each share of common stock has one vote. The Company's Charter provides that, until March 3, 2009, record holders of the Company's common stock, other than Clifton MHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

VOTE BY CLIFTON MHC

         Clifton MHC, the mutual holding company for Clifton Savings Bancorp, owns 59.0% of the outstanding shares of common stock of Clifton Savings Bancorp as of June 29, 2007. All shares of common stock owned by Clifton MHC will be voted in accordance with the instructions of the Board of Directors of Clifton MHC, the members of which are identical to the members of the Board of Directors of Clifton Savings Bancorp. Clifton MHC is expected to vote such shares "FOR" each nominee for election as a director and "FOR" the other proposal.

ATTENDING THE MEETING

         If you are a beneficial owner of Clifton Savings Bancorp common stock held by a broker, bank or other nominee (I.E., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Clifton Savings Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

QUORUM AND VOTE REQUIRED

         The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         The Company's Board of Directors consists of seven members. At this year's annual meeting, stockholders will elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. "Plurality" means that the nominees receiving the largest number of votes cast will be elected as directors up to the maximum number of directors to be elected at the annual meeting. At the annual meeting, the maximum number of directors to be elected is three. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

         In voting on the ratification of the appointment of Beard Miller Company LLP as independent registered public accountants, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote. On this matter, abstentions will have the same effect as a negative vote and broker non-votes will have no effect on the voting.

         Because Clifton MHC owns more than 50% of Clifton Savings Bancorp's outstanding shares, the votes it casts will ensure the presence of a quorum and control the outcome of the vote on both proposals. See "VOTE BY CLIFTON MHC" above.

VOTING BY PROXY

         The Board of Directors of Clifton Savings Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Clifton Savings Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Clifton Savings Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

              o  "FOR" EACH OF THE THREE NOMINEES FOR DIRECTOR; AND

              o "FOR" RATIFICATION OF BEARD MILLER COMPANY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Clifton Savings Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

         If your Clifton Savings Bancorp common stock is held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

PARTICIPANTS IN THE BANK'S ESOP OR 401(K) SAVINGS PLAN

         If you participate in the Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan (the "ESOP") or if you hold shares through the Clifton Savings Bank, S.L.A. 401(k) Savings Plan (the "401(k) Plan"), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Clifton Savings Bancorp, Inc. Stock Fund credited to his or her account. The trustee, subject to its fiduciary duties, will vote all shares for which no directions are given or for which instructions were not received in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your voting instructions to each plan's trustee is August 2, 2007.

                              CORPORATE GOVERNANCE

GENERAL

         Clifton Savings Bancorp periodically reviews its corporate governance policies and procedures to ensure that Clifton Savings Bancorp meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern Clifton Savings Bancorp's operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for Clifton Savings Bancorp.

CODE OF ETHICS AND BUSINESS CONDUCT

         Clifton Savings Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company's directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company's directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

         As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

MEETINGS OF THE BOARD OF DIRECTORS

         The Company and the Bank conduct business through meetings of their Boards of Directors and their committees. During the year ended March 31, 2007, the Boards of Directors of the Company and the Bank held 30 and 16 meetings, respectively. No director attended fewer than 75% of the total meetings of the Company's and the Bank's respective Boards of Directors and the committees on which such director served, except for Raymond L. Sisco. Mr. Sisco retired from the Company's and Bank's Boards of Directors on February 6, 2007 for health problems.

COMMITTEES OF THE BOARD OF DIRECTORS OF CLIFTON SAVINGS BANCORP

         The following table identifies our standing committees and their members as of June 29, 2007. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc. The charters of all three committees are available in the Investor Relations section of the Company's website (www.cliftonsavings.com).

                                                                            NOMINATING/
                                                 AUDIT/                CORPORATE GOVERNANCE
DIRECTOR                                  COMPLIANCE COMMITTEE               COMMITTEE                COMPENSATION COMMITTEE
-------------------------------------     ----------------------    ----------------------------     --------------------------
John A. Celentano, Jr.........
Thomas A. Miller...............                     X                            X                               X*
Cynthia Sisco Parachini........                     X                            X                               X
John H. Peto...................                     X                            X                               X
Charles J. Pivirotto...........                     X*                                                           X
Joseph C. Smith................
John Stokes....................                     X                            X*                              X
NUMBER OF MEETINGS IN 2007                         14                            8                               8
--------------------
*Chairman

         AUDIT/COMPLIANCE COMMITTEE. The Board of Directors has a separately-designated standing Audit/Compliance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit/Compliance Committee meets periodically with the independent registered public accountants, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Mr. Pivirotto is an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit/Compliance Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See "PROPOSAL 2-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS-REPORT OF AUDIT/COMPLIANCE COMMITTEE."

         COMPENSATION COMMITTEE. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. See "COMPENSATION DISCUSSION AND ANALYSIS" for more information regarding the role of the Compensation Committee and management in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

         NOMINATING/CORPORATE GOVERNANCE COMMITTEE. The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Clifton Savings Bancorp and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It leads the Board in its annual review of the Board's performance and recommends director candidates for each committee for appointment by the Board. The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See "NOMINATING/CORPORATE GOVERNANCE COMMITTEE PROCEDURES."

ATTENDANCE AT THE ANNUAL MEETING

         The Board of Directors encourages directors to attend the annual meeting of stockholders. All of the Company's directors attended the Company's 2006 annual meeting of stockholders.

                                 STOCK OWNERSHIP

         The following table provides information as of June 18, 2007 about the persons and entities known to Clifton Savings Bancorp to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority.

                                                                                                PERCENT
                                                         NUMBER OF                           OF COMMON STOCK
       NAME AND ADDRESS                                 SHARES OWNED                         OUTSTANDING(1)
 ------------------------------                   -------------------------           ------------------------------
 Clifton MHC                                          16,791,758 ((2))                            59.0%
 1433 Van Houten Avenue
 Clifton, New Jersey 07015

--------------------------------
(1) Based on 28,465,464 shares of the Company's common stock outstanding and entitled to vote as of June 18, 2007.
(2) Acquired in the Bank's mutual holding company reorganization, which was completed on March 3, 2004. The members of the Board of Directors of Clifton Savings Bancorp and Clifton Savings also constitute the Board of Directors of Clifton MHC.

         The following table provides information as of June 18, 2007 about the shares of Clifton Savings Bancorp common stock that may be considered to be beneficially owned by each director, nominee for director, named executive officers listed in the SUMMARY COMPENSATION TABLE and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown.

                                                                              NUMBER OF SHARES
                                                                            THAT MAY BE ACQUIRED          PERCENT OF
                                                NUMBER OF SHARES             WITHIN 60 DAYS BY           COMMON STOCK
NAME                                              OWNED(1)(2)                EXERCISING OPTIONS        OUTSTANDING((3))
-------------                                 ---------------------   -----------------------------   --------------------
John A. Celentano, Jr.                            251,101(4)                     131,600                     1.34%
Walter Celuch                                      90,907(5)                      71,800                      *
Bart D'Ambra                                       51,870                         47,840                      *
Stephen A. Hoogerhyde                              49,368                         47,840                      *
Thomas A. Miller                                   39,920                         29,918                      *
Cynthia Sisco Parachini                            50,000                             --                      *
John H. Peto                                       47,420                         29,918                      *
Charles J. Pivirotto                                  600(6)                          --                      *
Christine R. Piano                                 53,191                         47,840                      *
Joseph C. Smith                                    81,920                         29,918                      *
John Stokes                                        39,920                         29,918                      *
ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (11 PERSONS)                           756,217                        466,592                     4.23

-----------------------------
*    Does not exceed 1.0% of the Company's voting securities.
(1) Includes shares of unvested restricted stock held in trust as part of the Company's 2005 Equity Incentive Plan with respect to which individuals have voting but not investment power as follows: Mr. Celentano--75,397 shares, Mr. Celuch--39,494 shares, Mr. D'Ambra--25,132 shares, Mr. Hoogerhyde--25,132 shares, Mr. Miller--17,952 shares, Mr. Peto--17,952 shares, Ms. Piano--25,132 shares, Mr. Smith--17,952 shares, and Mr. Stokes--17,952 shares. All restricted stock awards vest in five equal annual installments commencing on the date of grant, which was December 7, 2005.
(2) Includes shares allocated to the account of individuals under the Bank's employee stock ownership plan with respect to which individuals have voting but not investment power as follows: Mr. Celentano--14,399 shares, Mr. Celuch--14,081 shares, Mr. D'Ambra--7,784 shares, Mr. Hoogerhyde--8,622 shares, and Ms. Piano--8,715 shares.
(3) Based on 28,465,464 shares of the Company's common stock outstanding and entitled to vote as of June 18, 2007, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.
(4) Includes 50,000 shares held by Mr. Celentano's spouse and 10,687 shares held in trust for Mr. Celentano under the Bank's supplemental executive retirement plan as to which he has shared voting power.
(5) Includes 5,000 shares held jointly by Mr. Celuch's spouse and daughters and 297 shares held in trust for Mr. Celuch under the Bank's supplemental executive retirement plan as to which he has shared voting power.
(6) Includes 100 shares held in trust by Mr. Pivirotto's spouse as custodian for their son.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Company's Board of Directors consists of seven members, all of whom are independent under the listing standards of Nasdaq, except for Mr. Celentano, who serves as Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and Chairman of the Board of Clifton Savings, and Mr. Smith, who is a first cousin of Mr. Celentano and whose paving construction company occasionally provides services for the Company. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors' nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Messrs. Pivirotto and Stokes and Ms. Sisco Parachini, all of whom are currently directors of Clifton Savings Bancorp.

         Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board's nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. PIVIROTTO AND STOKES AND MS. SISCO PARACHINI.

         Information regarding the Board of Directors' nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of March 31, 2007. The indicated period of service as a director includes the period of service as a director of Clifton Savings.

BOARD NOMINEES FOR ELECTION OF DIRECTORS

         CYNTHIA SISCO PARACHINI owns and manages an apartment complex and also manages several residential complexes. Age 50. Director since 2007.

         CHARLES J. PIVIROTTO, a certified public accountant, has been the President of Pivirotto & Foster, a certified public accounting firm, since 1997. Age 52. Director since 2007.

         JOHN STOKES has been a General Partner at O.I.R. Realty Co., a real estate investment company, since 1980. From 1978 to 1992, Mr. Stokes was a General Partner at Brigadier Realty, a real estate investment company. Age 77. Director since 2001.

DIRECTORS CONTINUING IN OFFICE

         THE FOLLOWING DIRECTORS HAVE TERMS ENDING IN 2008:

         JOHN A. CELENTANO, JR. has served as the Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp since March 2004 and as Chairman of the Board of Clifton Savings, as an employee, since 2003. Prior to April 2003, Mr. Celentano was also a partner at the law firm of Celentano, Stadtmauer & Walentowicz, L.L.P. Age 72. Director since 1962.

         THOMAS A. MILLER is the owner of The T.A. Miller & Co., Inc., a full service marketing research organization servicing the pharmaceutical industry located in Spring Lake Heights, New Jersey. Age 69. Director since 1990.

         THE FOLLOWING DIRECTORS HAVE TERMS ENDING IN 2009:

         JOHN H. PETO is a real estate investor and previously was the owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 61. Director since 1995.

         JOSEPH C. SMITH is the President of Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Age 54. Director since 1994.

     PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         The Audit/Compliance Committee of the Board of Directors has appointed Beard Miller Company LLP to be the Company's independent registered public accountants for the 2008 fiscal year, subject to ratification by stockholders. A representative of Beard Miller Company LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

         If the ratification of the appointment of the independent registered public accountants is not approved by a majority of the shares represented at the annual meeting and entitled to vote, the Audit/Compliance Committee will consider other independent registered public accountants.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

AUDIT FEES

         The following table sets forth the fees billed to the Company for the fiscal years ending March 31, 2007 and 2006 by its independent registered public accountants:

                                                          2007                       2006
                                                 -----------------------     ---------------------
 Audit fees(1).........................              $115,500                    $129,585
 Audit related fees(2).................                    --                      10,600
 Tax fees(3)...........................                10,000                      12,000
 All other fees........................                    --                          --

-------------------------
(1) Includes professional services rendered for the audit of the Company's annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(2) Includes assurance and related services reasonably related to the performance of the audit or review of financial statements including the following: assistance with adopting SFAS No. 123(R); assistance with accounting for stock-based compensation; and accounting consultations.
(3) Tax fees include the following: preparation of state and federal tax returns and assistance with calculating estimated tax payments.

POLICY ON AUDIT/COMPLIANCE COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         The Audit/Compliance Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accountants. In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accountants to ensure that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

         In addition, the Audit/Compliance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accountants. Requests for services by the independent registered public accountants for compliance with the auditor services policy must be specific as to the particular services to be provided.

         The request may be made with respect to either specific services or a type of service for predictable or recurring services.

         During the year ended March 31, 2007, all services were approved, in advance, by the Audit/Compliance Committee in compliance with these procedures.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

         The Company's management is responsible for the Company's internal controls and financial reporting process. The independent registered public accountants (the "independent accountants") are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit/Compliance Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors.

         In this context, the Audit/Compliance Committee has met and held discussions with management, the internal auditors and the independent accountants. Management represented to the Audit/Compliance Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit/Compliance Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit/Compliance Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

         In addition, the Audit/Compliance Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with audit committees) and has discussed with the independent accountants the independent accountants' independence from the Company and its management. In concluding that the auditors are independent, the Audit/Compliance Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

         The Audit/Compliance Committee discussed with the Company's independent accountants the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accountants, with and without management and the internal accountants present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity. In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent accountants who, in their report, express an opinion on the conformity of the Company's financial statements to generally accepted accounting principles. The Audit/Compliance Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee's considerations and discussions with management and the independent accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company's independent accountants are in fact "independent."

         In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2007 for filing with the Securities and Exchange Commission. The Audit/Compliance Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company's independent accountants.

              AUDIT/COMPLIANCE COMMITTEE THE BOARD OF DIRECTORS OF
                          CLIFTON SAVINGS BANCORP, INC.

                         CHARLES J. PIVIROTTO, CHAIRMAN
                                THOMAS A. MILLER
                             CYNTHIA SISCO PARACHINI
                                  JOHN H. PETO
                                   JOHN STOKES

                      COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PHILOSOPHY

         Our compensation philosophy is based on the provision of incentives and rewards to those employees who are largely responsible for the success and growth of Clifton Savings Bancorp, Inc. and its affiliates. Our compensation philosophy enables the Company and its affiliates to reward, attract and retain employees and directors with experience and ability. It also provides incentives and rewards to officers and directors for their valuable and faithful years of service, and helps the Bank to attract and retain highly qualified individuals as directors, while encouraging directors who terminate their Board service to continue providing advice in an emeritus capacity and to help ensure the efficient transfer of responsibilities to their successors. We also recognize that we operate in a highly competitive environment for talent. Therefore, our approach to compensation considers a wide range of compensation techniques.

         We ground our compensation philosophy on four basic principles:

         o MEETING THE DEMANDS OF THE MARKET -- Our goal is to compensate our named executive officers at competitive levels that position us as an employer of choice among institutions providing similar financial services in the markets we serve.

         o ALIGNING WITH SHAREHOLDERS -- We use equity compensation as a component of our compensation mix and as a means to develop a culture of ownership while aligning the financial interests of our named executive officers with those of our shareholders.

         o PERFORMANCE -- We structure our compensation program to reward our named executive officers for performance and management skills. In keeping with this philosophy, we maintain a short-term cash-based incentive compensation program for executive officers, as described below under "Short-Term Cash-Based Incentive Compensation."

         o REFLECTING OUR BUSINESS PHILOSOPHY -- Our approach to compensation reflects our values and the way we do business in the communities we serve.

ELEMENTS USED TO IMPLEMENT OUR COMPENSATION OBJECTIVES

         Our compensation program relies on three primary elements: (1) base compensation or base salary; (2) cash-based, short-term incentive compensation; and (3) equity-based, long-term incentive compensation. We believe that we can best satisfy the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our named executives. We combine the above compensation elements for each executive in a manner we believe optimizes the executive's contributions to the Company.

         BASE COMPENSATION. Base salaries for our named executive officers depend on the scope of their responsibilities and their performance. Decisions regarding salary increases also take into account the executive's current salary and the amounts paid to the executive's peers within and outside the company. Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers. Base salaries are reviewed at least annually by the Compensation Committee. Based on the Committee's review of base salaries in fiscal 2007, no named executive officer received an increase in base salary over the levels established in fiscal 2006. See "EXECUTIVE COMPENSATION--SUMMARY COMPENSATION TABLE" for salaries paid to the named executives in fiscal 2007.

         SHORT-TERM CASH-BASED INCENTIVE COMPENSATION. We have established a short-term, cash-based incentive program designed to reward executive management with a modest bonus based on the attainment of certain corporate objectives. Upon review, the Committee determined that the Company's overall performance did not satisfy these criteria. Therefore, no bonuses were awarded under this program in fiscal 2007.

         LONG-TERM EQUITY-BASED COMPENSATION. Our long-term, incentive compensation program is based on the delivery of competitive equity awards to our named executives under the equity incentive plan approved by shareholders in 2005. Although each of the named executive officers currently holds shares of restricted stock or stock options pursuant to this plan (See "EXECUTIVE COMPENSATION--OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END"), we did not make any additional equity grants to the named executive officers in fiscal 2007. While the Committee considers these past grants when reviewing the overall compensation of its named executive officers, it is also mindful when setting compensation levels that equity grants are not routinely made under the equity incentive plan.

ROLE OF THE COMPENSATION COMMITTEE

         We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Committee, which consists of five independent directors, is also responsible for the administration of our compensation programs and policies, including our cash- and stock-based incentive programs. The Committee operates under the mandate of a formal charter that establishes the framework for its overall responsibilities. The Committee reviews the charter at least annually to ensure the scope of the charter is consistent with the Committee's expected role. The Committee is authorized to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. See "CORPORATE GOVERNANCE--COMMITTEES OF THE BOARD OF DIRECTORS OF CLIFTON SAVINGS BANCORP," for the members of the Committee and the number of meetings in fiscal 2007.

ROLE OF THE COMPENSATION CONSULTANT

         The Moore Consulting Group provides consulting services with respect to compensation paid to the Chief Executive Officer and other named executive officers, as well as other management and non-management employees.

Specifically, The Moore Consulting Group provided a base salary review of our executive management staff. The Moore Consulting Group prepared a report for the Compensation Committee to provide the Committee with a means of identifying relevant survey data for the determination of competitive base salary practices and to compare current base salaries with competing financial institutions of similar size in the northeast region and the nation as a whole. During fiscal 2007, we paid The Moore Consulting Group $1,060.

PEER GROUP ANALYSIS

         A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is a comparative analysis of our compensation mix and levels relative to a peer group of banks and thrifts. We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent. In fiscal 2007, this group of banks and thrifts was selected on the basis of several factors, including geographic location and asset size. We utilized the report prepared by The Moore Consulting Group, which relied on survey information published by AMERICA'S COMMUNITY BANKERS and the ECONOMIC RESEARCH INSTITUTE. In addition, the Committee utilized survey information prepared by The Moore Consulting Group using a peer group of the following financial institutions:

         Greater Community Bancorp - Totowa, New Jersey
         Synergy Financial Group, Inc. - Crawford, New Jersey
         Pamrapo Bancorp, Inc. - Bayonne, New Jersey
         Unity Bancorp, Inc. - Clinton, New Jersey
         Center Bancorp, Inc. - Union, New Jersey
         FMS Financial Corp. - Burlington, New Jersey
         Peapack-Gladstone Financial Corp. - Gladstone, New Jersey

ROLE OF MANAGEMENT

         Our Chief Executive Officer, in conjunction with our Compensation Committee, develops recommendations regarding the appropriate mix and level of compensation for our management team, including our named executive officers. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee, as well as the peer group analysis and survey data described above. The Chief Executive Officer meets with the Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer is absent from Committee discussions and from the review of Committee documents relating to the determination of his compensation. Compensation for our Chief Executive Officer and other named executive officers is determined by the Compensation Committee and approved by the Board of Directors.

TAX AND ACCOUNTING CONSIDERATIONS

         In consultation with our advisors and in collaboration with the Bank and Company Audit Committees, we evaluate the tax and accounting treatment of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements. During fiscal 2007, we continued to consider the implications of two significant developments in the tax and accounting areas - the new rules under Section 409A of the Internal Revenue Code applicable to nonqualified deferred compensation and the revised accounting treatment for equity compensation under FAS 123R. We are continuing to implement changes in plan design or compensation practices to address these developments as they are interpreted and put into practice, including certain formal plan amendments required by December 31, 2007 to comply with the final regulations recently issued under Section 409A of the Internal Revenue Code.

EMPLOYMENT AGREEMENTS

         We currently maintain employment agreements with our Chairman and Chief Executive Officer (Mr. Celentano) and our President and Secretary (Mr. Celuch), as well as change in control severance agreements with Messrs. Hoogerhyde and D'Ambra and Ms. Piano. See "EXECUTIVE COMPENSATION--EMPLOYMENT AGREEMENTS" and "EXECUTIVE COMPENSATION--CHANGE IN CONTROL AGREEMENTS" for a description of the terms of the agreements and the severance and change in control benefits payable to the named executive officers under these agreements.

RETIREMENT BENEFITS; EMPLOYEE WELFARE BENEFITS

         Our 401(k) Plan and employee stock ownership plan are important retention tools for the Company.

         The 401(k) Plan and the employee stock ownership plan are broad-based tax-qualified defined contribution plans that provide our employees with valuable retirement benefits. Under the 401(k) Plan, we provide an employer matching contribution equal to 50% of a participant's voluntary salary deferrals, up to a maximum of 4.5% of a participant's eligible compensation under the plan. Participants are fully vested in employer matching contributions under the plan. Under the employee stock ownership plan, we provide participants with a retirement benefit allocated in our common stock at no cost to the participant. Participants also vest in their employee stock ownership plan allocations at the rate of 20% per year over a five-year period.

         In addition to our retirement programs, we provide our employees with coverage under medical, dental, life insurance and disability plans on terms consistent with industry practice. We also maintain a Section 125 cafeteria plan which allows our employees to set aside pre-tax dollars to pay for certain benefits.

PERQUISITES

         We provide certain named executive officers with certain perquisites, an automobile allowance and cellular telephone, as deemed appropriate to their positions and responsibilities. We believe the perquisites provided to the named executives are reasonable, competitive and consistent with the Company's overall compensation program. We also believe that these benefits further our officers' abilities to promote our business interests in our markets and reflect competitive industry practices for similarly situated officers employed by our peers. The perquisites provided to our named executive officers are included in the "ALL OTHER COMPENSATION" column of the Summary Compensation Table under "EXECUTIVE COMPENSATION."

DIRECTOR COMPENSATION

         We compensate our outside directors through a combination of retainers, meeting fees and stock option and restricted stock awards. Directors who are also employees of the Company do not receive additional compensation for service on the Board. The level and mix of director compensation is reviewed by the Compensation Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy. We also offer a director retirement plan to provide eligible directors with a certain benefits following their termination of board service. See "DIRECTOR COMPENSATION--DIRECTORS' RETIREMENT PLAN" for a description of this plan.

STOCK COMPENSATION GRANT AND AWARD PRACTICES; TIMING ISSUES

         Our Compensation Committee considers whether to recommend to the Board of Directors that the Company make stock option grants and/or award other forms of equity during the third quarter of each year. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a contractual commitment or a change in position or responsibility. Under our current plan, which was approved by the Company's shareholders in 2005, the exercise price of an option is the closing market price on the date of grant. The grant date is the date the full Board of Directors approves the award and grants the awards to the participants.

         As a general matter, the Compensation Committee's process is independent of any consideration of the timing of the release of material, nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. The Compensation Committee's decisions are reviewed and ratified by the full Board of Directors. Similarly, we have never timed the release of material, nonpublic information with the purpose or intent of affecting the value of executive compensation.

COMPENSATION FOR THE NAMED EXECUTIVES IN FISCAL 2007

         CHIEF EXECUTIVE OFFICER COMPENSATION. In determining Mr. Celentano's compensation, the Board of Directors conducted a performance appraisal that reviewed Mr. Celentano's financial, strategic and operational achievements and the findings of the peer group analysis conducted by The Moore Consulting Group, as described above. In its review, the Board of Directors noted that Mr. Celentano exhibits strong leadership skills and is moving the Company in a direction that has the potential to enhance long-term shareholder value. Mr. Celentano also serves as our chief spokesperson, communicating effectively with the shareholders of the Company and customers of the Bank. Notwithstanding the Committee's assessment of Mr. Celentano's performance, Mr. Celentano was not awarded a salary increase for fiscal 2007 given the level of performance of the Company over the past year, which, in large part, has been attributable to an unfavorable interest rate environment. As discussed above under "-SHORT-TERM CASH-BASED INCENTIVE COMPENSATION," Mr. Celentano did not receive a bonus for fiscal 2007. See "EXECUTIVE COMPENSATION--SUMMARY COMPENSATION TABLE" for Mr. Celentano's current base salary. We believe that Mr. Celentano's current compensation is consistent with our objectives to reward, motivate and challenge Mr. Celentano to continue to lead our company successfully. The Board of Directors also renewed Mr. Celentano's employment agreement for another year.

         COMPENSATION FOR THE OTHER NAMED EXECUTIVE OFFICERS. In determining compensation for Messrs. Celuch, Hoogerhyde and D'Ambra and Ms. Piano, the Compensation Committee reviewed the performance appraisals presented by the Chief Executive Officer, as well as the report prepared by The Moore Consulting Group. Again, despite positive evaluations of the named executive officers, given the Company's overall performance, the Compensation Committee did not award salary increases for fiscal 2007, nor did the Compensation Committee award bonuses to the named executive officers. See "EXECUTIVE COMPENSATION--SUMMARY COMPENSATION TABLE" for the current base salaries of the named executive officers. The Board of Directors also renewed Mr. Celuch's employment agreement, and the other named executive officers' change in control agreements, for an additional year. We believe that the current compensation levels for Messrs. Celuch, Hoogerhyde and D'Ambra and Ms. Piano are consistent with our compensation objectives.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2007 fiscal year and the other three most highly compensated executive officers of the Company whose total compensation for the 2007 fiscal year exceeded $100,000.

------------------------------------------------------------------------------------------------------------------------------------
                                                                               CHANGE IN PENSION
                                                                                   VALUE AND
                                                                                 NONQUALIFIED
                                                                                   DEFERRED
                                                             STOCK      OPTION   COMPENSATION        ALL OTHER
    NAME AND PRINCIPAL                     SALARY    BONUS   AWARDS     AWARDS     EARNINGS         COMPENSATION
         POSITION                  YEAR     ($)       ($)    ($)(1)     ($)(2)     ($)(3)             ($)(4)            TOTAL ($)
------------------------------------------------------------------------------------------------------------------------------------
John A. Celentano, Jr.             2007   $362,438   $ -    $256,859    $169,503   $  -               $131,452          $920,252
CHAIRMAN OF THE BOARD AND CHIEF
EXECUTIVE OFFICER
------------------------------------------------------------------------------------------------------------------------------------
Walter Celuch                      2007    195,000     -     134,536      92,480      -                 85,337           507,353
PRESIDENT AND SECRETARY
------------------------------------------------------------------------------------------------------------------------------------
Bart D'Ambra                       2007    112,500     -      85,623      61,619      -                 42,571           302,313
EXECUTIVE VICE PRESIDENT AND
CHIEF OPERATING OFFICER OF THE
BANK
------------------------------------------------------------------------------------------------------------------------------------
Stephen Hoogerhyde                 2007    125,000     -      85,623      61,619      -                 45,959           318,201
EXECUTIVE VICE PRESIDENT AND
CHIEF LENDING OFFICER OF THE BANK
------------------------------------------------------------------------------------------------------------------------------------
Christine R. Piano, CPA            2007    135,000     -      85,623      61,619      -                 48,658           330,900
CHIEF FINANCIAL OFFICER AND
TREASURER
------------------------------------------------------------------------------------------------------------------------------------

------------------------
(1) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) of the vesting of 25,133, 13,165, 8,378, 8,378 and 8,378 shares of restricted stock in 2007 for Mr. Celentano, Mr. Celuch, Mr. D'Ambra, Mr. Hoogerhyde and Ms. Piano, respectively, based upon the Company's stock price of $10.22 on the date of grant.
(2) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2007 for each executive, based upon a fair value of each option of $2.38 using the Black-Scholes option pricing model. For further information on the assumptions used to compute the fair value, see note 13 to the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K.
(3) For Mr. Celentano, the aggregate change in the actuarial present value of accumulated benefit under the Bank's Directors' Retirement Plan was a decrease of $17,803.
(4) Amounts include, but are not limited to, employee stock ownership plan contributions valued at $58,496, $57,494, $32,052, $35,159 and $37,633, for
     Messrs. Celentano, Celuch, D'Ambra and Hoogerhyde and Ms. Piano, respectively, dividends paid on unvested stock awards of $23,876 and $12,507 for Mr. Celentano and Mr. Celuch, respectively, and supplemental executive retirement plan contributions valued at $40,070 for Mr. Celentano. Also includes matching contributions under the Bank's 401(k) Plan for all executive officers listed. Also includes perquisites and personal benefits for automobile usage and cell phone expenses for Mr. Celentano, and for automobile usage, cell phone expenses and travel expenses for Mr. Celuch.

EMPLOYMENT AGREEMENTS

         Clifton Savings Bancorp and Clifton Savings have entered into employment agreements with Messrs. Celentano and Celuch. Each employment agreement provides for a three-year term. The terms of the employment agreements may be renewed annually after review by the respective Boards of Directors. Under their respective employment agreements, Mr. Celentano's current base salary is $362,438 and Mr. Celuch's current base salary is $195,000. The Boards of Directors review annually Mr. Celentano's and Mr. Celuch's base salaries. The employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to Messrs. Celentano and Celuch. The agreements also provide for certain payments to Messrs. Celentano and Celuch following their termination of employment due to a change in control, their disability, or upon termination without just cause (as defined in each agreement). See "POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL" for a discussion of the benefits upon termination under the circumstances.

         The Bank or the Company will pay or reimburse Messrs. Celentano and Celuch for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and the Company will indemnify Messrs. Celentano and Celuch to the fullest extent legally allowable.

CHANGE IN CONTROL AGREEMENTS

         Clifton Savings has entered into change in control agreements with Messrs. Hoogerhyde and D'Ambra and Ms. Piano. Each change in control agreement has a two-year term, subject to renewal on an annual basis. The change in control agreements provide each executive with a severance benefit upon termination in connection with a change in control. See "POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL" for discussion of the benefits payable upon termination.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         Clifton Savings has implemented a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to its employee stock ownership plan and the 401(k) Plan. The plan provides participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan provides benefits to eligible officers (those designated by the Board of Directors of Clifton Savings) that cannot be provided under the 401(k) Plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. Messrs. Celentano and Celuch are the only officers currently participating in the plan. In addition to providing benefits that would otherwise be lost as a result of the Internal Revenue Code limitations on tax-qualified plans, the plan also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. See "POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL" for further discussion of these benefits.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

         The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of March 31, 2007.

------------------------------------------------------------------------------------------------------------------------------------
                                                    OPTION AWARDS                                           STOCK AWARDS
------------------------------------------------------------------------------------------------------------------------------------
                                   NUMBER OF        NUMBER OF
                                  SECURITIES       SECURITIES                                        NUMBER OF        MARKET VALUE
                                  UNDERLYING       UNDERLYING                                        SHARES OR        OF SHARES OR
                                  UNEXERCISED      UNEXERCISED                                     UNITS OF STOCK    UNITS OF STOCK
                                    OPTIONS          OPTIONS       OPTION EXERCISE                  THAT HAVE NOT      THAT HAVE
                                      (#)              (#)             PRICE           OPTION          VESTED          NOT VESTED
            NAME                  EXERCISABLE    UNEXERCISABLE(1)       ($)         EXPIRATION DATE    (#)(2)            ($)(3)
------------------------------------------------------------------------------------------------------------------------------------
John A. Celentano, Jr.              131,600          197,400          $10.24          8/31/2015        75,397           $900,240
------------------------------------------------------------------------------------------------------------------------------------
Walter Celuch                        71,800          107,700           10.24          8/31/2015        39,494            471,558
------------------------------------------------------------------------------------------------------------------------------------
Bart D'Ambra                         47,840           71,760           10.24          8/31/2015        25,132            300,076
------------------------------------------------------------------------------------------------------------------------------------
Stephen Hoogerhyde                   47,840           71,760           10.24          8/31/2015        25,132            300,076
------------------------------------------------------------------------------------------------------------------------------------
Christine R. Piano                   47,840           71,760           10.24          8/31/2015        25,132            300,076
------------------------------------------------------------------------------------------------------------------------------------

---------------------
(1) The stock options vest in five equal annual installments beginning on the date of grant, which for all options shown was August 31, 2005, except for the second annual installment which vested on March 31, 2006.
(2) The restricted stock awards vest in five equal annual installments commencing one year from the date of grant, which was December 7, 2005.
(3)    Based upon the Company's closing stock price of $11.94 on March 30, 2007.

OPTION EXERCISES AND STOCK VESTED

       The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during the 2007 fiscal year. No named executive officer exercised any stock options during 2007.

--------------------------------------------------------------------------------
                                  STOCK AWARDS
--------------------------------------------------------------------------------
                                 NUMBER OF
                                  SHARES
                                 ACQUIRED                   VALUE REALIZED
                                ON VESTING                   ON VESTING
NAME                               (#)                        ($)(1)
--------------------------------------------------------------------------------
John A. Celentano, Jr.            25,133                     $305,869
--------------------------------------------------------------------------------
Walter Celuch                     13,165                      160,218
--------------------------------------------------------------------------------
Bart D'Ambra                       8,378                      101,960
--------------------------------------------------------------------------------
Stephen Hoogerhyde                 8,378                      101,960
--------------------------------------------------------------------------------
Christine R. Piano                 8,378                      101,960
--------------------------------------------------------------------------------

-----------------------
(1) The value realized on vesting represents the market value on the day of Vesting, which for all shares shown was $12.17 on December 7, 2006.

PENSION BENEFITS

         Clifton Savings sponsors the Clifton Savings Bank, S.L.A. Director Retirement Plan to provide retirement benefits for eligible directors. John A. Celentano, Jr., as an employee director, participates in the plan. See "--DIRECTORS COMPENSATION--DIRECTORS' RETIREMENT PLAN." The following table provides information with respect to the Directors' Retirement Plan for fiscal 2007.

----------------------------------------------------------------------------------------------
                                                                                   PRESENT
                                                             NUMBER OF YEARS       VALUE OF
                                                                YEARS OF          ACCUMULATED
                                                                CREDITED           BENEFIT
NAME                                PLAN NAME                   SERVICE            ($)(1)
----------------------------------------------------------------------------------------------
John A. Celentano, Jr.      Directors' Retirement Plan             44             $566,986
----------------------------------------------------------------------------------------------

-----------------------
(1)    The material assumptions used to calculate the accumulated benefit were as follows: interest rate of 6.25%; a benefit formula equal to 10% of annual board fees and retainers immediately prior to retirement for each year of service with a maximum of 100% of board fees and retainers; and a straight line form of payment.

NONQUALIFIED DEFERRED COMPENSATION

         The following table provides information with respect to each deferred compensation plan in which the named executive officers participated during fiscal 2007.
------------------------------------------------------------------------------------------------------------------------------------
                                                                      REGISTRANT           AGGREGATE          AGGREGATE BALANCE
                                                                   CONTRIBUTIONS IN       EARNINGS IN        AT LAST FISCAL YEAR
NAME                                  PLAN NAME                   LAST FISCAL YEAR ($)      2007 (1)            END ($)(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
John A. Celentano, Jr.       Supplemental Executive Retirement
                             Plan                                      $40,070               $6,027                $101,458
------------------------------------------------------------------------------------------------------------------------------------
Walter Celuch                Supplemental Executive Retirement
                             Plan                                            -                  288                   8,395
------------------------------------------------------------------------------------------------------------------------------------

---------------------------
(1)   The amount disclosed in the earnings column represents interest earned.
(2) Reflects the market value as of March 31, 2007 of 7,400 and 297 shares held for the benefit of Messrs. Celentano and Celuch, respectively, and cash balances of $13,102 and $4,849, respectively, under the supplemental executive retirement plan.
(3) The market value of the shares allocated to Messrs. Celentano and Celuch under the supplemental executive retirement plan was previously reported as compensation to Messrs. Celentano and Celuch in the proxy statement in the year in which the allocation occurred.

                              DIRECTOR COMPENSATION

       The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year.

---------------------------------------------------------------------------------------------------------------
                                                             CHANGE IN PENSION
                                  FEES                           VALUE AND
                                 EARNED                         NONQUALIFIED
                                   OR                             DERERRED
                                PAID IN     STOCK      OPTION   COMPENSATION         ALL OTHER
                                  CASH      AWARDS     AWARDS     EARNINGS         COMPENSATION         TOTAL
         NAME                    ($)(1)     ($)(2)     ($)(3)      ($)(4)              ($)(5)             ($)
---------------------------------------------------------------------------------------------------------------
Frank J. Hahofer(6)              $44,000   $61,156    $     -    $      -             $19,537         $124,693
---------------------------------------------------------------------------------------------------------------
Thomas A. Miller                  56,500    61,156     36,353           -               4,488          158,497
---------------------------------------------------------------------------------------------------------------
Cynthia Sisco Parachini(7)         8,750         -          -           -                   -            8,750
---------------------------------------------------------------------------------------------------------------
John H. Peto                      56,500    61,156     36,353      18,371               4,488          176,868
---------------------------------------------------------------------------------------------------------------
Charles J. Pivirotto(8)            4,917         -          -           -                   -            4,917
---------------------------------------------------------------------------------------------------------------
Raymond L. Sisco(9)               46,367   244,626    109,058           -               3,590          403,641
---------------------------------------------------------------------------------------------------------------
Joseph C. Smith                   48,000    61,156     36,353      11,379               4,488          161,376
---------------------------------------------------------------------------------------------------------------
John Stokes                       56,500    61,156     36,353      28,741               4,488          187,238
---------------------------------------------------------------------------------------------------------------

-------------------------
(1) Includes fees earned for service with Clifton Savings, Clifton Savings Bancorp and Clifton MHC.
(2) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for shares of restricted stock in fiscal 2007 based upon the Company's stock price of $10.22 on the date of grant. The aggregate number of unvested restricted stock award shares held by each of Messrs. Miller, Peto, Smith and Stokes at fiscal year end was 17,952. There were no awards of restricted stock granted in fiscal 2007. Stock awards vest in five equal annual installments beginning on the date of grant, which for all shares shown was December 7, 2005. For Mr. Sisco, amount includes $183,470 relating to the vesting resulting from Mr. Sisco's resignation from the board of directors for health problems.
(3) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for each director, based upon a fair value of each option of $2.38 using the Black-Scholes option pricing model. The aggregate number of options held by each non-employee director at fiscal year end was 74,795. For further information on the assumptions used to compute the fair value, see note 13 to the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K. Options vest in five equal annual installments beginning on the date of grant, which for all options shown was August 31, 2005, except for the second annual installment which vested on March 31, 2006. For Mr. Sisco, amount includes $72,705 relating to the vesting resulting from Mr. Sisco's resignation from the board of directors due to health problems.
(4) Amounts represent the aggregate change in the actuarial present value of accumulated benefit under the Bank's Directors' Retirement Plan. For Messrs. Hahofer, Miller and Sisco, the aggregate change was a decrease of $10,555, $12,135 and $13,105, respectively.
(5) For Mr. Hahofer, amount includes, but is not limited to, a consulting fee of $15,049.
(6)  Mr. Hahofer resigned from the Board of Directors effective February
     28, 2007.
(7) Ms. Sisco Parachini was appointed to the Board of Directors on February 7, 2007.
(8)  Mr. Pivirotto was appointed to the Board of Directors on March 1, 2007.
(9) Mr. Sisco resigned from the Board of Directors effective February 6, 2007 for health problems.

CASH RETAINER AND MEETING FEES FOR NON-EMPLOYEE DIRECTORS

         The following tables set forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Board of Directors of Clifton Savings and the Board of Directors of Clifton Savings Bancorp during fiscal 2007. Employee directors do not receive any retainers or fees for their services on the Board of Directors.

         CLIFTON SAVINGS:
         Annual retainer........................................................$38,500
         Additional annual retainer for committee chairmen (1)..................$ 3,500

         --------------------
         (1)  Chairmen of the Audit/Compliance, Nominating/Corporate Governance,
              Compensation, Finance, Investment, and Building and Grounds
              Committees receive committee chairmen fees.

         CLIFTON SAVINGS BANCORP:

         Annual retainer.........................................................$6,000
         Additional annual retainer for Audit/Compliance Committee members.......$5,000
         Additional fee per Audit Committee meeting attended.....................$  250

DIRECTORS' RETIREMENT PLAN

         Clifton Savings maintains the Clifton Savings Bank, S.L.A. Directors' Retirement Plan to provide directors with supplemental retirement income. All current directors participate in the plan and future directors may become participants upon designation as such by the Board of Directors. The plan provides benefits upon a director's retirement, death or disability, and upon a change in control of Clifton Savings or Clifton Savings Bancorp.

         Upon their retirement following the completion of three years of service and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the date preceding retirement. For an employee serving as Chairman of the Board of Directors, the annual retirement benefit equals a percentage of an amount that equals 137.5% of the annual fees and retainer that would have been paid if the Chairman was a non-employee. The percentage paid as an annual benefit is determined by multiplying the participant's years of service (up to a maximum of 10) by 10 percent.

         A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. If the participant dies prior to the start of the normal retirement benefit, the participant's surviving spouse or other designated beneficiary receives an annual death benefit, payable over a ten-year period, equal to the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the director during the twelve-month period ending on the last day of the month preceding the date of death. If a participant dies while receiving the annual retirement benefit under the plan, the beneficiary continues to receive the same annual benefit for ten years, minus the number of years the participant already received the annual retirement benefit. The disability benefit under the plan equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) during the twelve-month period ending on the last day of the month immediately preceding the participant's termination of service due to disability. If a participant dies while receiving the annual disability benefit, the beneficiary continues to receive the annual disability benefit for a period of 10 years, less the number of years the participant previously received disability benefits.

         Upon the completion of one year of service, regardless of age, participants receive a benefit upon a change in control of Clifton Savings or Clifton Savings Bancorp. The annual change in control benefit, payable for the life of the participant, equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the participant during the twelve-month period preceding the date of a termination of service due to a change in control. If a participant dies while receiving the annual change in control benefit, the designated beneficiary continues to receive the annual change in control benefit for a period of fifteen years, minus the number of years the participant had already received benefits under the plan. Based on current director compensation and membership, the minimum annual change in control benefits payable to all directors (including the Chairman) under the Directors' Retirement Plan would total approximately $396,500 per year. This expense would represent approximately 16.1% of Clifton Savings' reported net income of $2.47 million for the year ended March 31, 2007.

         The plan provides for the payment of retirement, death, disability or change in control benefits in equal monthly installments, commencing on the first business day of the month after the participant becomes entitled to a benefit, or, if a director so elects, in an actuarial equivalent lump sum.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See "COMPENSATION DISCUSSION AND ANALYSIS."

           THE COMPENSATION COMMITTEE OF CLIFTON SAVINGS BANCORP, INC.

                           THOMAS A. MILLER, CHAIRMAN
                             CYNTHIA SISCO PARACHINI
                                  JOHN H. PETO
                              CHARLES J. PIVIROTTO
                                   JOHN STOKES

      POTENTIAL PAYMENTS ON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS

         Under the employment agreements with Messrs. Celentano and Celuch (referred to as the "executive" or the "executives" below), Clifton Savings Bancorp and Clifton Savings Bank may terminate the executive's employment for cause, as defined in the agreement, at any time. Clifton Savings Bancorp and Clifton Savings Bank have no obligation to make additional payments under the employment agreements upon termination for cause. If the executives become disabled, Clifton Savings Bancorp and Clifton Savings Bank agree to provide the executives with monthly disability pay equal to 100% of their monthly base salary through the 180th day following their termination due to disability, and 60% of their base salary from the 181st day after termination through the earlier of the executive's death or attainment of age 70. In addition, during any period of disability, the executive and his dependents will receive continued benefit plan coverage under employer benefit plans. Assuming Messrs. Celentano and Celuch terminated employment due to disability on March 31, 2007, Mr. Celentano would not receive a disability payment under the employment agreement, as he has attained age 70. Mr. Celuch would have been entitled to a monthly cash payment of $16,250 (representing 100% of his monthly base salary) through the 180th day following his termination of employment, and a monthly cash payment of $9,750, respectively (representing 60% of his monthly base salary) from the 181st day following termination of employment through the earliest of the scenarios described above. Upon the deaths of Messrs. Celentano and Celuch, their beneficiaries would receive any accrued but unpaid salary or bonus payments through the date of death, plus the equivalent of six months of continued base salary and medical insurance benefits. Therefore, if Messrs. Celentano and Celuch terminated employment due to death on March 31, 2007, their beneficiaries would receive benefits valued at $186,262 and $102,138 for Messrs. Celentano and Celuch, respectively, representing the value of six months of continued base salary and the employer cost of medical insurance coverage provided to their dependents.

         Upon the occurrence of an "Event of Termination", including involuntary termination for any reason other than cause, or voluntary termination under certain circumstances outlined in the agreement that constitute constructive termination, Messrs. Celentano and Celuch, or their beneficiaries, should they die prior to receipt of payment, are each entitled to a lump sum cash payment equal to the sum of (a) base salary and incentive compensation that would have been paid for the remaining term of the employment agreement; (b) the value of any unvested restricted stock and stock options as of the termination date (that would not otherwise vest as a result of the termination), plus (c) the value of continued employee benefits provided under tax-qualified and non-tax-qualified benefit plans that would have been provided for the remaining term, based on the most recent level of contribution, accrual or other participation by or on behalf of the executive. The executives are also entitled to continued life, medical, health, disability and dental insurance coverage for the remaining term of the agreement. If Clifton Savings Bancorp or Clifton Savings Bank terminated Messrs. Celentano and Celuch without cause, or if they resigned under circumstances equivalent to constructive termination, effective as of March 31, 2007, they would have received severance payments equal to approximately $2,700,350 and $1,501,848, respectively (representing base salary, bonus, the value of unvested shares of restricted stock and unvested stock options, and the value of 401(k) plan, ESOP, and SERP contributions, as well as director retirement plan accruals for Mr. Celentano) and the cost of continued medical, dental, life and disability insurance for the executive and his dependents for the remaining term of the agreement.)

         Under the employment agreements, if Messrs. Celentano and Celuch are involuntarily or constructively terminated during the agreement term following a change in control, as defined in the agreements, they are generally entitled to receive a severance payment equal to three times the sum of their average taxable income over the five years preceding the change in control, excluding stock option income and benefit payments received under employee benefit plans, and the average of the value of the deferrals, allocations or contributions made by or on behalf of the executive over the five years preceding the change in control, under the employee stock ownership plan, 401(k) plan and supplemental executive retirement plan. The executives and their dependents also receive the value of continued health, medical, dental, life and disability insurance for three years following termination of employment. However, Section 280G of the Internal Revenue Code of 1986, as amended, provides that severance payments and benefits contingent upon a change in control that equal or exceed in the aggregate three times the individual's average annual taxable income over the five preceding years, or the "base amount," are considered excess parachute payments." Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not take a tax deduction for such amount. Therefore, the employment agreements also limit the executives' total payments in connection with a change in control to ensure that they will not exceed the limitations of
Section 280G of the Internal Revenue Code. Therefore, if Messrs. Celentano and Celuch had terminated employment in connection with a change in control on March

31, 2007, they would have been entitled to severance payments of $1,450,130 and $729,253, respectively (representing $1.00 less than three times their average taxable income as reported in Box 1 of Form W-2 over the five preceding taxable years). This payment takes into account the additional change in control-related payments attributable to the accelerated vesting of stock options and restricted stock, the fair market value of which is described below under "--STOCK OPTION AND RESTRICTED STOCK AWARD AGREEMENTS." It also takes into account 36 months of health and welfare benefits, the value of which equals $33,362 and $33,175 for Messrs. Celentano and Celuch, respectively.

CHANGE-IN-CONTROL AGREEMENTS

         Ms. Piano and Messrs. D'Ambra and Hoogerhyde have entered into change in control agreements with Clifton Savings. If their employment is terminated without cause, or if they voluntarily resign under certain circumstances specified in the agreement, following a change in control of Clifton Savings Bancorp or Clifton Savings, each of these officers will receive a severance payment equal to two times their average annual taxable income for the five most recent taxable years (excluding income attributable to the exercise or disqualifying disposition of stock options and benefits distributed under employee benefit plans), plus the sum of the average value of the deferrals, allocations or contributions made by or on behalf of the officer under the 401(k) and employee stock ownership plans over the five most recently completed calendar years preceding termination of employment. Clifton Savings will also continue life, medical, health, dental and disability insurance coverage for the executive and any dependents through the earliest of the executive's employment with another employer, death or the expiration of 24 months following termination of employment. The agreements also provide for a "cap" on change in control-related benefits at an amount that is $1.00 less than three times the officer's base amount under Section 280G of the Internal Revenue Code. If Ms. Piano and Messrs. D'Ambra and Hoogerhyde terminated employment as of March 31, 2007 pursuant to the terms of the change in control agreements, they would have been entitled to cash severance payments equal to $374,919, $345,463 and $376,687, respectively, and up to 24 months of continued health and welfare benefits valued at $11,441, $20,936 and $11,297, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         We maintain a supplemental executive retirement plan that provides Messrs. Celentano and Celuch with an annual stock benefit equal to the shares of Clifton Savings Bancorp common stock they would have received under our employee stock ownership plan had their plan benefits not been limited by certain provisions of the Internal Revenue Code. In the event of a change in control, the plan also provides Messrs. Celentano and Celuch a cash benefit equal to the benefit each would have received under our employee stock ownership plan, had he remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on his behalf. If a change in control occurred on March 31, 2007, Messrs. Celentano and Celuch would receive benefits of approximately $602,529 and $589,224, respectively, under this provision of the supplemental executive retirement plan. See "EMPLOYEE STOCK OWNERSHIP PLAN" below for a discussion of the executives' other ESOP benefits. All benefits received under this plan are subject to the executives' overall 280G limits. See "EMPLOYMENT AGREEMENTS" above for a discussion of the executives' 280G limits.

EMPLOYEE STOCK OWNERSHIP PLAN

         Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan employed on the date immediately preceding the effective date of the change in control. Eligible participants will be credited with the allocations of shares or cash proceeds proportionate to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. As of March 31, 2007, the employee stock ownership plan had an outstanding loan of $9,109,240. As of that date, 228,347 shares of our stock had been allocated to plan participants and 870,753 shares remained unallocated. Had a change in control occurred on March 31, 2007 and using a stock price of $11.94 (the closing price of the stock on March 30, 2007), the plan trustee would have sold approximately 762,918 of the unallocated shares held in the loan suspense account to generate the funds needed to repay the acquisition loan in full. Following the repayment of the acquisition loan, the plan would have had 107,835 shares remaining in the plan trust. Based on the terms of the plan and assuming Messrs. Celentano, Celuch, D'Ambra, and Hoogerhyde and Ms. Piano had account balances as of December 31, 2006 (the most recent ESOP allocation date) that represented 6.31%, 6.17%, 3.41%, 3.78% and 3.82% of the total allocated plan assets, Messrs. Celentano, Celuch, D'Ambra and Hoogerhyde and Ms. Piano would have been entitled to receive change in control allocations under the plan valued at approximately $81,190 $ 79,397 $43,891, $48,616 and $49,140, respectively. Payments under our employee stock ownership plan are not categorized as parachute payments and therefore not subject to each executive's 280G limit. See "--EMPLOYMENT AGREEMENTS" and "--CHANGE IN CONTROL AGREEMENTS" above for a discussion of the executives' 280G limits.

STOCK OPTION AND RESTRICTED STOCK AWARD AGREEMENTS

         Messrs. Celentano, Celuch, D'Ambra and Hoogerhyde and Ms. Piano are participants in the Clifton Savings Bancorp, Inc. 2005 Equity Incentive Plan. The plan provides that, in the event of a change in control of Clifton Savings Bancorp or Clifton Savings, or upon termination due to death or disability, outstanding stock options automatically vest and remain exercisable until the later of one year from the date of death or disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death, disability, or a change in control. For purposes of the plan, "disability" means a physical or mental condition, determined by the plan administrator after review of those medical reports deemed satisfactory, which renders the participant totally and permanently incapable of engaging in any substantial gainful employment based on the participant's education, training and experience. A "change in control" is defined, generally, as a merger or consolidation of another corporation into Clifton Savings Bancorp, the acquisition of 25% or more of Clifton Savings Bancorp's voting securities, a change in a majority of the board of directors over a two-year period, or a sale of all or nearly all of Clifton Savings Bancorp's assets.

         As of March 31, 2007, Messrs. Celentano, Celuch, D'Ambra and Hoogerhyde and Ms. Piano had unvested stock options of 197,400, 107,700, 71,760, 71,760, and 71,760 shares, respectively. Messrs. Celentano, Celuch, D'Ambra and Hoogerhyde and Ms. Piano also had unvested restricted stock awards of 75,397, 39,494, 25,132, 25,132, and 25,132 shares, respectively. The intrinsic values (that is, the value of the shares based upon our stock price of $11.94 per share on March 30, 2007 minus the option exercise price of $10.24 per share) of the unvested stock options that would have vested and become exercisable if a change in control occurred on March 31, 2007 or the executives had died or become disabled on that date would be $335,580, $183,090, $121,992, $121,992 and
$121,992 for Messrs. Celentano, Celuch, D'Ambra and Hoogerhyde and Ms. Piano, respectively. If a change in control occurred on March 31, 2007, or upon the death or disability of the executives as of that date, the estimated value (based on our stock price of $11.94 per share on March 30, 2007) of the unvested restricted stock awards that would have vested in full would have been $900,240, $471,558, $300,076, $300,076 and $300,076 for Messrs. Celentano, Celuch, D'Ambra
and Hoogerhyde and Ms. Piano, respectively.

DIRECTORS' RETIREMENT PLAN

         Mr. Celentano, as employee-chairman of the board of directors, is entitled to certain benefits under the Clifton Savings Bank, S.L.A. Directors' Retirement Plan upon termination of his board service. (See "DIRECTOR COMPENSATION--DIRECTORS' RETIREMENT Plan," for additional discussion of the benefits provided under this plan). Mr. Celentano has completed more than ten years of board service and is therefore 100% vested under the terms of the plan. Upon retirement from the Board of Directors or termination due to disability, Mr. Celentano would be entitled to receive a lifetime benefit equal to 137.5% of the annual fees and retainer he would have earned, had he been a non-employee director and thus compensated for his board service, during the 12-month period ending on the last day of the month preceding his retirement or termination due to disability. Assuming he retired or terminated due to disability on March 31, 2007, Mr. Celentano would be entitled to receive a lifetime annual benefit of $61,188, which equals 137.5% of the annual fees and retainer paid to non-employee directors during the 12 month period ending February 28, 2007. Upon his death prior to receiving any retirement or disability benefits under the plan, Mr. Celentano's surviving spouse or beneficiary would be entitled to a benefit equal to the annual retirement benefit described above for a period of ten years. If Mr. Celentano died after commencement of the retirement or disability benefits described above, but had received those benefits over a period of less than ten years, his surviving spouse or beneficiary would continue to receive the annual benefit through the end of the ten-year period following his death. Upon a change in control, Mr. Celentano would be entitled to receive the lifetime annual retirement benefit described above; however, if he died after a change in control and had received benefits over less than a 15-year period, his surviving spouse or beneficiary would receive the change in control benefit through the 15th year period following his termination due to a change in control. If elected by the participant, the plan benefits otherwise payable in annual installments as described above may be paid in the form of an actuarially equivalent lump sum.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on the Company's review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Clifton Savings Bancorp common stock during the year ended March 31, 2007.

                        TRANSACTIONS WITH RELATED PERSONS

         LOANS AND EXTENSIONS OF CREDIT. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

         The Company maintains a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. In accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company's capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company's Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

         OTHER TRANSACTIONS. In fiscal 2005, Clifton MHC, the mutual holding company and majority stockholder of the Company, and the Company entered into a Loan Agreement pursuant to which the Company agreed to lend Clifton MHC up to $250,000. Pursuant to the terms of the Loan Agreement, funds advanced to Clifton MHC bear no interest. At March 31, 2007, the Company had advanced $250,000 to Clifton MHC.

            NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCEDURES

GENERAL

         It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company's Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee's resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.


PROCEDURES TO BE FOLLOWED BY STOCKHOLDERS

         To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

         1.       The name of the person recommended as a director candidate;

         2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

         3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

         4. As to the stockholder making the recommendation, the name and address, as they appear on the Company's books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company's common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company's common stock; and

         5. A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

         In order for a director candidate to be considered for nomination at the Company's annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting, advanced by one year.

MINIMUM QUALIFICATIONS

         The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company's bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

         The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

         In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director's Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES

         The Nominating/Corporate Governance Committee process for identifying and evaluating individuals to be nominated for election to the Board of Directors is as follows:

         IDENTIFICATION. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank's local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

         EVALUATION. In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual's background and interview the candidate.

          SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

         The Company must receive proposals that stockholders seek to include in the proxy statement for the Company's next annual meeting no later than March 8, 2008. If next year's annual meeting is held on a date more than 30 calendar days from August 9, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

         The Company's Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days before the date of the annual meeting; provided that if less than 40 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

                           STOCKHOLDER COMMUNICATIONS

         The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit/Compliance Committee, Charles J. Pivirotto, at (973) 473-2200. Other communications to the Board of Directors may be made to the Chairman of the Nominating/Corporate Governance Committee, John Stokes, at (973) 473-2200. Communications to individual directors may be made to such director at (973) 473-2200.

                                  MISCELLANEOUS

         The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy materials to the beneficial owners of Clifton Savings Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

         The Company's Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on June 29, 2007. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED MARCH 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE STOCKHOLDERS AS OF THE CLOSE OF BUSINESS ON JUNE 29, 2007 UPON WRITTEN REQUEST TO BART D'AMBRA, CLIFTON SAVINGS BANCORP, INC., 1433 VAN HOUTEN AVENUE, CLIFTON, NEW JERSEY 07015.

         If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

         Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Walter Celuch

                                      Walter Celuch
                                      PRESIDENT AND CORPORATE SECRETARY


-----
  X   PLEASE MARK VOTES
----- AS IN THIS EXAMPLE
                                                  REVOCABLE PROXY
                                           CLIFTON SAVINGS BANCORP, INC.                                          WITH-      FOR ALL
                                                                                                         FOR      HOLD       EXCEPT
        ANNUAL MEETING OF STOCKHOLDERS                   1. The election as directors of all nominees   /___/     /___/      /___/
    August 9, 2007, 9:00 a.m. Local Time                    listed (except as marked to the contrary
    THIS PROXY IS SOLICITED ON BEHALF OF                    below).
          THE BOARD OF DIRECTORS
                                                            Cynthia Sisco Parachini, Charles J. Pivirotto and John Stokes
   The undersigned hereby appoints Thomas A. Miller,
John H. Peto and Joseph C. Smith, each with full power      INSTRUCTION: To withhold your vote for any individual nominee, mark "For
of substitution, to act as proxy for the undersigned,       All Except" and write that nominee's name in the space provided below.
and to vote all shares of common stock of the Company
which the undersigned is entitled to vote only at the       ------------------------------------------------------------------------
Annual Meeting of Stockholders, to be held on August 9,                                                 FOR      AGAINST    ABSTAIN
2007, at 9:00 a.m., local time, at the Valley Regency,   2. The ratification of the appointment of     /___/     /___/       /___/
1129 Valley Road, Clifton, New Jersey with all of the       Beard Miller Company LLP as independent
powers the undersigned would possess if personally          registered public accountants of Clifton
present at such meeting, as indicated to the right:         Savings Bancorp, Inc. for the year ending
                                                            March 31, 2008.

                                                            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE LISTED
                                                            PROPOSALS.
                                        ----------
Please be sure to sign and date        /  Date   /          This proxy, properly signed and dated, is revocable and will be voted as
this Proxy in the box below.           ----------           directed, but if no instructions are specified, this proxy will be voted
/------------------------------------------------------/    "FOR" the proposals listed. If any other business is presented at the
/                                                      /    annual meeting this proxy will be voted by the proxies in their best
/------------------------------------------------------/    judgment. At the present time, the board of directors knows of no other
Stockholder sign above    Co-holder (if any) sign above     business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

                            Detach above card, sign, date and mail in postage-prepaid envelope provided.

                                                   CLIFTON SAVINGS BANCORP, INC.
                                  1433 Van Houten Avenue, Clifton, New Jersey 07015, (973)473-2200
------------------------------------------------------------------------------------------------------------------------------------
      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

      The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of
Stockholders and of a Proxy Statement dated July 6, 2007 and of the Annual Report to Stockholders.

                                      PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                                               IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

-----------------------------------

-----------------------------------

-----------------------------------

           [Please Print on Clifton Savings Bancorp, Inc. Letterhead]


Dear ESOP Participant:

         On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization form for the purpose of conveying your voting instructions to RSGroup Trust Company, our ESOP Trustee, on the proposals presented at the Annual Meeting of Stockholders of Clifton Savings Bancorp, Inc. (the "Company") on August 9, 2007. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and a Clifton Savings Bancorp, Inc. Annual Report to Stockholders.

         As a participant in the Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan (the "ESOP"), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your ESOP account as of June 29, 2007, the record date for the Annual Meeting.

         The Trustee will vote all allocated shares of Company common stock as directed by participants. The Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

         To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed YELLOW vote authorization form and return it in the enclosed, postage-paid envelope no later than THURSDAY, AUGUST 2, 2007. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank, S.L.A.

                                       Sincerely,

                                       /s/ Walter Celuch

                                       Walter Celuch
                                       PRESIDENT AND CORPORATE SECRETARY

                             VOTE AUTHORIZATION FORM
                             -----------------------

         I understand that RSGroup Trust Company (the "ESOP Trustee"), is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the "Company") common stock under the Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on August 9, 2007.

         You are to vote my shares as follows:

         1. The election as directors of all nominees listed (except as marked to the contrary below).

          Cynthia Sisco Parachini, Charles J. Pivirotto and John Stokes

                  FOR                  VOTE WITHHELD            FOR ALL EXCEPT
                  /_/                      /_/                       /_/

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

--------------------------------------------------------------------------------

         2. The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of Clifton Savings Bancorp, Inc. for the year ending March 31, 2008.

              FOR                 AGAINST                  ABSTAIN
             /_/                   /_/                      /_/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

         The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.



_________________________________         _____________________________________
Date                                      Signature

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN AUGUST 2, 2007.

           [Please Print on Clifton Savings Bancorp, Inc. Letterhead]


Dear 401(k) Plan Participant:

         On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization form for the purpose of conveying your voting instructions to RSGroup Trust Company, the Trustee for the Clifton Savings Bancorp, Inc. Stock Fund (the "Employer Stock Fund") in the Clifton Savings Bank, S.L.A. 401(k) Savings Plan (the "401(k) Plan"), on the proposals presented at the Annual Meeting of Stockholders of Clifton Savings Bancorp, Inc. (the "Company") on August 9, 2007. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and a Clifton Savings Bancorp, Inc. Annual Report to Stockholders.

         As a participant in the Employer Stock Fund, you are entitled to direct the Employer Stock Fund Trustee how to vote the shares of Company common stock credited to your account as of June 29, 2007, the record date for the Annual Meeting. To direct the Trustee how to vote the shares credited to your account, please complete and sign the enclosed BLUE vote authorization form and return it in the enclosed, postage-paid envelope no later than AUGUST 2, 2007. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank, S.L.A.

                                        Sincerely,

                                        /s/ Walter Celuch

                                        Walter Celuch
                                        PRESIDENT AND CORPORATE SECRETARY

                             VOTE AUTHORIZATION FORM
                             -----------------------

         I understand that RSGroup Trust Company (the "Trustee") is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the "Company") common stock credited to me under the Clifton Savings Bank, S.L.A. 401(k) Savings Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on August 9, 2007.

You are to vote my shares as follows:

         1. The election as directors of all nominees listed (except as marked to the contrary below).

             Cynthia Sisco Parachini, Charles J. Pivirotto and John Stokes

               FOR                  VOTE WITHHELD            FOR ALL EXCEPT
               /_/                      /_/                       /_/

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

--------------------------------------------------------------------------------

         2. The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of Clifton Savings Bancorp, Inc. for the year ending March 31, 2008.

              FOR                 AGAINST                  ABSTAIN
             /_/                   /_/                      /_/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

         The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.




_________________________________         _____________________________________
Date                                      Signature

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN AUGUST 2, 2007.